Exhibit 99.1

SINTX Technologies Provides Mid-Year 2026 Business Update Highlighting Commercial Execution, Biomaterial Platform Expansion and Strategic Growth Initiatives

SALT LAKE CITY, Utah – August 11, 2026 – SINTX Technologies, Inc. (NASDAQ: SINT) (“SINTX” or the “Company”), a leader in advanced silicon nitride biomaterials and ceramics for medical and industrial applications, today provided a business update in conjunction with the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

During the first half of 2026, SINTX advanced the commercialization of its FDA-cleared SiNAPTIC® Foot & Ankle Implant System, expanded its commercial distribution network, raised additional capital, invested in advanced manufacturing capabilities, and continued to broaden the application of its proprietary silicon nitride technology platform across multiple healthcare and industrial markets.

These accomplishments reflect the Company’s strategic transition from technology development toward commercial execution while continuing to build a diversified portfolio of growth opportunities designed to create long-term shareholder value.

“Our strategy has always extended well beyond the introduction of a single medical device,” said Eric K. Olson, Chairman, President and Chief Executive Officer of SINTX Technologies. “During the first half of 2026, we continued building the commercial infrastructure, manufacturing capabilities, and strategic relationships necessary to support our growth strategy, while raising additional capital and implementing measures designed to preserve liquidity and improve operating efficiency. We believe silicon nitride represents a differentiated technology platform with the potential to address multiple high-value healthcare and industrial markets, and we remain focused on translating these investments into increasing commercial adoption, expanding revenue opportunities and potential long-term value creation.”

Commercial Execution Accelerates

Following FDA 510(k) clearance in October 2025, SINTX initiated a Limited Use Release (“LUR”) of its SiNAPTIC® Foot & Ankle Osteotomy Wedge System during the first half of 2026. The LUR is intended to support surgeon training, clinical adoption and commercialization ahead of broader market expansion.

To support this commercialization effort, the Company established its initial network of twelve independent orthopedic distributors specializing in foot and ankle surgery. As surgeon adoption continues to expand, SINTX expects this commercial infrastructure to support broader market penetration throughout the United States.

The Company believes SiNAPTIC’s proprietary silicon nitride biomaterial offers meaningful clinical differentiation through its demonstrated bone affinity and inherent resistance to bacterial adhesion, characteristics that position the platform for potential expansion into additional orthopedic applications.

Multiple Revenue Opportunities Continue to Expand

While advancing commercialization of its medical technologies, SINTX continued to expand its established industrial ceramics business.

During the first half of 2026, the Company received approximately $3.2 million in new industrial purchase orders from multiple contract manufacturing customers for the production of advanced ceramic components serving demanding, high-performance applications. Initial shipments have commenced, and the Company currently expects to recognize revenue associated with these purchase orders beginning in the third quarter of 2026, subject to delivery schedules, customer acceptance and applicable revenue-recognition requirements.

Management believes the industrial business provides an important commercial foundation that supports continued investment in higher-growth medical technologies while diversifying the Company’s revenue base.

Revenue Outlook for the Second Half of 2026

Reflecting increased commercial activity and the commencement of production and shipments associated with previously announced customer purchase orders, SINTX currently expects total revenue to be approximately $900,000 to $1.1 million for the third quarter of 2026 and approximately $1.0 million to $1.3 million for the fourth quarter of 2026.

This outlook is based on current production schedules, customer requirements and management’s expectations regarding manufacturing execution, shipments and the timing of revenue recognition. The Company’s outlook is subject to significant uncertainty, including potential changes in customer schedules, material availability, manufacturing yield and capacity, quality release, shipment timing, customer acceptance and product mix. Accordingly, actual results could differ materially from these expectations.

The Company continues to view the approximately $3.2 million of previously announced industrial purchase orders as an important source of commercial visibility, while recognizing that purchase-order value does not represent guaranteed revenue and that the timing of revenue recognition will depend on successful execution and satisfaction of applicable accounting criteria.

Beyond its existing commercial businesses, SINTX continues to expand the potential applications of its silicon nitride technology platform through multiple product development initiatives, including silicon nitride-infused sutures, advanced wound care products, SiN/PEEK composite implants, and other next-generation orthopedic technologies.

Animal studies evaluating the Company’s antipathogenic suture and wound care technologies are currently scheduled to begin during the third quarter of 2026, with preliminary data expected to be available for potential licensing partners before year-end, subject to study initiation, execution and timing.

Advanced Manufacturing Platform Supports Future Growth

During the first half of 2026, SINTX completed construction of its advanced 3D printing manufacturing facility intended to support the future production of SiNERGY™ patient-specific and custom silicon nitride/PEEK orthopedic implants.

The new manufacturing capability expands the Company’s vertically integrated production platform while positioning SINTX to pursue future opportunities in personalized orthopedic reconstruction and other high-value medical applications.

The Company also continues to advance development of porous silicon nitride/PEEK spinal fusion implants through its National Institutes of Health (“NIH”) research grant. Recently, SINTX received notice from the NIH granting SINTX an additional twelve-month period to access the approximately $745,000 remaining on the final phase of its $1.97 million NIH grant, further supporting development of next-generation spinal implant technologies.

Capital Resources and Cost Management Initiatives

During the second quarter, SINTX completed financing transactions that generated approximately $5.0 million in gross proceeds, consisting primarily of a private placement and sales under its existing At-The-Market (“ATM”) facility.

The proceeds provided additional capital to support the Company’s commercialization activities, manufacturing operations, product development initiatives and general corporate purposes. The Company also continues to have additional capacity available under its existing ATM facility, subject to market conditions, applicable securities-law requirements and the terms of the program.

SINTX continues to manage its liquidity carefully. In parallel with its commercialization and development activities, management has initiated a capital allocation and cost optimization initiative focused on improving operating efficiency, reducing discretionary spending and prioritizing expenditures that management believes are most directly related to commercialization and revenue generation.

The Company’s ability to execute its business plan remains dependent on its ability to manage operating expenses, increase revenue and obtain additional financing when needed. Management believes that disciplined capital allocation and cost management are important to preserving liquidity and supporting the Company’s highest-priority commercial and development programs.

Strategic Platform Continues to Attract Industry Interest

Recognizing the expanding commercial opportunities surrounding its silicon nitride technology platform, SINTX recently engaged Chris Lyons of Southern Metrics to coordinate and evaluate inbound strategic opportunities involving potential commercial partnerships, licensing relationships and other business development initiatives.

The Company believes strategic collaborations represent an important opportunity to accelerate commercialization while leveraging its intellectual property portfolio across multiple healthcare and industrial markets.

Expanded Equity Research Coverage

During the first half of 2026, H.C. Wainwright & Co. and Maxim Group initiated equity research coverage of SINTX with Buy ratings. The Company believes broader research coverage may increase investor awareness of its differentiated technology platform, commercialization strategy and long-term growth opportunities.

Looking Ahead

Management believes the first half of 2026 established several important building blocks for the Company’s next phase of growth, including commercialization of the SiNAPTIC platform, expansion of its commercial distribution network, investment in advanced manufacturing capabilities, continued development of next-generation silicon nitride technologies, raising additional capital and implementing capital-allocation and cost-management initiatives.

With multiple commercial and development programs advancing simultaneously, SINTX believes its proprietary silicon nitride technology platform will provide opportunities across orthopedic implants, industrial ceramics, personalized medical devices, silicon nitride/PEEK composites and antipathogenic medical products.

About SINTX

Headquartered in Salt Lake City, Utah, SINTX Technologies, Inc. (NASDAQ: SINT) is an advanced ceramics company that develops, manufactures, and commercializes silicon nitride biomaterials, composites, devices, and related technologies for medical and other high-value applications. SINTX’s technologies are supported by peer-reviewed research, a patent portfolio, U.S.-based manufacturing capabilities and strategic industry relationships. The Company’s business includes proprietary biomaterials and medical device technologies, as well as contract manufacturing and other advanced ceramics opportunities. SINTX’s product portfolio includes the FDA-cleared SiNAPTIC® Foot & Ankle Osteotomy Wedge System for reconstructive surgery.

NIH Funding Acknowledgment: Research described in this press release relating to the Company’s 3D-printed silicon nitride porous PEEK composite spinal cage program is supported by the National Institute of Arthritis and Musculoskeletal and Skin Diseases of the National Institutes of Health under Award Number R44AR083836. The content is solely the responsibility of SINTX Technologies, Inc. and does not necessarily represent the official views of the National Institutes of Health.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the commercialization, market introduction and potential adoption of the SiNAPTIC® Foot & Ankle Osteotomy Wedge System; the expansion and effectiveness of the Company’s distributor network; the clinical and commercial potential of silicon nitride and the possible expansion of the Company’s technology into additional medical and industrial applications; anticipated shipments and the timing and amount of revenue recognition associated with industrial purchase orders; the Company’s revenue guidance and expectations regarding the amount and timing of revenue for the third and fourth quarters of 2026; the timing, conduct and results of animal studies and other research and development activities; the availability of preliminary data to potential licensing or strategic partners; the capabilities and potential commercial applications of the Company’s advanced manufacturing platform; the development of patient-specific, custom and silicon nitride/PEEK implants; the identification, evaluation and consummation of potential commercial partnerships, licensing arrangements, strategic investments, acquisitions, divestitures or other strategic transactions; the Company’s liquidity, capital requirements, cost-management initiatives, ability to preserve liquidity, and ability to obtain additional financing; and the Company’s growth prospects and ability to create long-term shareholder value. These forward-looking statements are based on management’s current expectations, estimates, projections and assumptions and are subject to significant risks and uncertainties that could cause actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, among others: the Company’s ability to successfully commercialize its products and achieve market acceptance; the timing and results of product development, preclinical and clinical activities; the performance of distributors, suppliers and manufacturing operations; changes in customer demand, purchase orders, shipment schedules or customer acceptance; the Company’s ability to recognize anticipated revenue; the Company’s limited liquidity and history of operating losses; its need to obtain additional financing to continue operations and execute its business plan; the availability, timing and terms of any additional financing; potential dilution resulting from equity financings; the Company’s ability to maintain an effective registration statement and satisfy the conditions for sales under its ATM offering program; and substantial doubt regarding the Company’s ability to continue as a going concern; and the other risks described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in the Company’s other filings with the U.S. Securities and Exchange Commission. SINTX undertakes no obligation to update forward-looking statements except as required by law.

SINTX Contacts:

Investor Relations

Gregg Honigblum, Chief Investment Officer

P: 801-839-3502

E: IR@sintx.com